Exhibit 99.1

AGREEMENT

JOINT FILING OF SCHEDULE 13D

The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13D and any future amendments thereto reporting each of the undersigned’s ownership of securities of Implant Sciences Corporation, and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1 (k) under the Securities Exchange Act of 1934, as amended. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning the undersigned contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that the undersigned knows or has reason to believe that such information is inaccurate.

Dated: April 18, 2016

PLATINUM PARTNERS VALUE ARBITRAGE FUND L.P.

By: Platinum Management (NY) LLC, as Investment Manager

By: /s/ Joseph SanFilippo
Name: Joseph SanFilippo
Title: Chief Financial Officer

PLATINUM MANAGEMENT (NY) LLC

By: /s/ Joseph SanFilippo
Name: Joseph SanFilippo
Title: Chief Financial Officer

DMRJ GROUP LLC

By: Platinum Partners Value Arbitrage Fund L.P., its sole member

By: Platinum Management (NY) LLC, as Investment Manager

By: /s/ Joseph SanFilippo
Name: Joseph SanFilippo
Title: Chief Financial Officer

MONTSANT PARTNERS, LLC

By: Platinum Partners Value Arbitrage Fund L.P., its sole member

By: Platinum Management (NY) LLC, as Investment Manager

By: /s/ Joseph SanFilippo
Name: Joseph SanFilippo
Title: Chief Financial Officer

/s/ Mark Nordlicht
MARK NORDLICHT